Exhibit 99.6



                                AGREEMENT AS TO
                     SURRENDER AND CANCELLATION OF OPTIONS


         THIS AGREEMENT AS TO SURRENDER AND CANCELLATION OF OPTIONS ("Agreement") is entered into as of the 22nd day of April, 2004 by and among Loehmann's Holdings Inc., a Delaware corporation (the "Company"), and Robert Glass, an individual resident of the State of New York (the "Optionholder").

                             W I T N E S S E T H:

         WHEREAS, the Optionholder holds options to purchase (i) 165,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at an exercise price equal to $6.125 per share, and (ii) 150,000 shares of Common Stock, at an exercise price equal to $7.75 per share (collectively, the "Options");

         WHEREAS, the Options have been issued under the Company's Amended and Restated 2001 Stock Option Plan (the "2001 Plan") pursuant to (i) that certain Incentive Stock Option Contract (the "March Option Contract"), dated March 25, 2002, by and between the Company and the Optionholder, a copy of which is attached hereto as Exhibit A, and (ii) that certain Incentive Stock Option Contract (the "May Option Contract" and, together with the March Option Contract, the "Option Contracts"), dated May 10, 2002, by and between the Company and the Optionholder, a copy of which is attached hereto as Exhibit B;

         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among the Company, Designer Apparel Holding Company, a Delaware corporation ("Parent"), and DAH Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged (the "Merger") with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent;

         WHEREAS, Optionholder is entering into this Agreement as a material inducement for Parent to enter into such Merger Agreement;

         WHEREAS, effective as of the Effective Time (as defined in the Merger Agreement), the Optionholder desires to surrender and cancel Options to purchase (i) 165,000 shares of Common Stock, at an exercise price equal to $6.125 per share, issued pursuant to the March Option Contract (the "March Cancelled Options") and (ii) 68,033 shares of Common Stock, at an exercise price equal to $7.75 per share, issued pursuant to the May Option Contract (the "May Cancelled Options" and, together with the March Cancelled Options, the "Cancelled Options"), in consideration of a cash payment from the Company;

         WHEREAS, at the Closing or as soon as practicable after Closing, the Company has agreed to pay (i) $16.875 (less appropriate tax withholdings) for each share of Common Stock underlying the March Cancelled Options (the "March Cash Consideration") and (ii) $15.25 (less appropriate tax withholdings) for each share of Common Stock underlying the May Cancelled Options (the "May Cash Consideration");

         WHEREAS, effective as of the Effective Time, the Optionholder desires to retain Options to purchase 81,967 shares of Common Stock, at an exercise price equal to $7.75 per share (collectively, the "Retained Options"), under the same terms and conditions contained in the May Option Contract and the 2001 Plan, including, without limitation, the anti-dilution provisions set forth in Section 12 of the 2001 Plan, after the Effective Time, except as modified in Section 4 hereof;

         WHEREAS, the Company has agreed that, the Retained Options will remain outstanding after the Effective Time and will be subject to the terms and conditions contained in the May Option Contract and the 2001 Plan, including, without limitation, the anti-dilution provisions set forth in
Section 12 of the 2001 Plan, except as otherwise provided herein; and

         WHEREAS, as further inducement to the Parent and Merger Sub to consummate the Merger, the Optionholder has agreed (i) not to exercise any of the Options during the Holding Period (as defined below) and (ii) to enter into a Voting Agreement (as defined below) if it purchases or otherwise acquires any shares of Common Stock during the Holding Period.

         NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Ownership. The Optionholder represents and warrants that the Optionholder is the only legal and beneficial owner of the Options and any other legal and equitable rights and claims of any kind under the Option Contracts and that the Optionholder has not assigned, pledged or contracted to assign or pledge the Options or any other such rights or claims.

         2. Surrender and Cancellation of Cancelled Options. As of the Effective Time and without necessity of any further action or approval by the Optionholder, all of the Cancelled Options, including, without limitation, the Option Certificates evidencing the same, whether or not turned over to the Company, shall be deemed surrendered and cancelled, and such Cancelled Options will be converted automatically into the right to receive the March Cash Consideration or the May Cash Consideration, as applicable, for each share of Common Stock underlying the Cancelled Options and such Optionholder shall be deemed to have released Parent, Merger Sub and the Company from all claims arising from the grant or surrender or cancellation of such Optionholder's Cancelled Options. The Optionholder acknowledges to the extent any Cancelled Options were incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") when granted, the cancellation of and payment for such Cancelled Options will not be subject to ISO treatment .

         3. Investment Representation. The Optionholder understands his rights with respect to the Cancelled Options under the terms of the Option Contracts, the 2001 Plan, applicable law and otherwise, and the Optionholder agrees that the March Cash Consideration or the May Cash Consideration, as applicable, is fair and reasonable and consistent with those rights. The execution and delivery of this Agreement by the Optionholder will satisfy any consent obligations required of the Optionholder under the Option Contracts, the 2001 Plan, applicable law or otherwise. The Optionholder has relied solely upon the advice of his own counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding this Agreement and the transactions contemplated hereby.

         4. Continuation of Retained Options. The Optionholder and the Company hereby acknowledge and agree that the Retained Options will remain outstanding as of the Effective Time and that such Retained Options will continue to be governed by the terms and conditions contained in the May Option Contract and the 2001 Plan; provided that the Retained Options will not be incentive stock options within the meaning of Section 422 of the Code, and further provided that, (i) the option term for the Retained Options shall be extended to the date that is ten (10) years from the date of the Effective Time, (ii) the Retained Options shall be nonforfeitable and fully exercisable during such option term, and (iii) the Retained Options shall also be subject to a cancellation payment in the event of a Change of Control as defined in and described in Section 15 of the employment agreement between Optionholder and the Company which becomes effective at the Effective Time. The Company agrees to take any action necessary to make appropriate adjustments to the Retained Options as of or as soon as practicable after the Effective Time as provided in Section 12 of the 2001 Plan, and to reflect the changes in the terms of the Retained Options as described in the immediately preceding sentence.

         5. Holding Period.

                  (a) The Optionholder hereby further agrees not to exercise any of the Options from the period beginning on the date of this Agreement and ending as of the Effective Time or the earlier termination of the Merger Agreement (the "Holding Period).

                  (b) In the event that the Optionholder purchases or otherwise acquires shares of Common Stock during the Holding Period, the Optionholder hereby agrees (i) to enter into a voting agreement (the "Voting Agreement"), in a form reasonably satisfactory to Parent, pursuant to which the Optionholder will agree to vote or consent, or at the request of Parent, to grant Parent a proxy to vote, all of his shares of Common Stock in favor of approval of the Merger and adoption of the Merger Agreement and against any Acquisition Proposal (as defined in the Merger Agreement), or other acquisition proposal or agreement submitted to the stockholders of the Company that would reasonably be expected to result in a breach of a provision of the Merger Agreement or to impede with, discourage or adversely effect the Merger and (ii) to execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to effect the foregoing.

         6. Notices. All notices to any party hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or if sent by registered or certified mail, postage prepaid, or by telecopy, as follows:

              If to the Company:           2500 Halsey Street
                                           Bronx, New York 10461
                                           Attn: Co Chairman of the Board

              If to the Optionholder:      Robert Glass
                                           c/o Loehmann's Holdings Inc.
                                           2500 Halsey Street
                                           Bronx, New York 10461

         7. Termination. This Agreement shall not be terminated without the prior written consent of Parent. Notwithstanding the immediately preceding sentence, this Agreement and all obligations of the parties hereunder immediately shall terminate and be without further force and effect upon the termination of the Merger Agreement pursuant to the terms thereof.

         8. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and
(i) signed by the parties hereto, and (ii) consented to in writing by Parent.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10. Further Assurances. The Optionholder agrees to furnish upon request of the Company (or Parent after the Merger) such further information, to execute and deliver to the Company (or to Parent after the Merger) such other documents, and to do such other acts and things, all as the Company (or Parent after the Merger) may reasonably request (and at the expense of the Company or Parent) for the purpose of carrying out the intent of this Agreement.

         11. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto that have executed this Agreement as set forth below and, in the case of Optionholder, shall be binding upon and shall inure to the benefit of Optionholder's heirs, legatees, beneficiaries and personal representatives. THE OPTIONHOLDER INTENDS FOR THE AUTHORIZATIONS AND AGREEMENTS IN THIS AGREEMENT TO REMAIN IN FORCE AND NOT BE AFFECTED IF THE OPTIONHOLDER SUBSEQUENTLY DIES OR BECOMES MENTALLY OR PHYSICALLY DISABLED, INCAPACITATED OR INCOMPETENT, AND DOES HEREBY DIRECT THAT NO FILING OF AN INVENTORY NOR POSTING OF A SURETY BOND BE REQUIRED.

         12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral and whether express or implied) among or between the parties hereto to the extent related to the subject matter of this Agreement.

         13. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding choice of law principles.

         14. Third-Party Beneficiary. Parent is a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Optionholder in the same manner as if Parent were a party hereto.

         IN WITNESS WHEREOF, the undersigned parties have set their hands and seals as of the day and year first written above.

                        [SIGNATURES ON FOLLOWING PAGE]

        [SIGNATURE PAGE TO GLASS SURRENDER AND CANCELLATION OF OPTIONS]


                                            LOEHMANN'S HOLDINGS INC.


                                            By:  /s/ William J. Fox
                                                 -------------------
                                            Name:  William J. Fox
                                            Title: Co-Chairman


                                            ROBERT GLASS


                                            /s/  Robert Glass
                                            -----------------------
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